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                                                                    EXHIBIT (ii)

                                    BY-LAWS
                                      OF
                         SUNSHINE PRECIOUS METALS, INC.

                                   ARTICLE 1

                                    OFFICES

     Section 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

     Section 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.1. Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 2.2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 2.3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place of the meeting is to be held.
The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledgers, the list required by this
Section 2.3 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 2.4. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President or by the Board of Directors or by written order of a majority of the directors. The President or directors so calling any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

     Section 2.5. Notice of Meeting. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat not less than ten
(10) nor more than sixty (60) days before the meeting.

     Section 2.6. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a


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quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of these by-laws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting.

     Section 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares of capital stock entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one, or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the shares proportionately.

     Section 2.8. Consent of Stockholders. Any action required by statute to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required by statue, the Certificate of Incorporation or these by-laws to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 2.9. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors or a duly authorized managing director of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

     Section 2.10. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it, and such shares shall not be counted in determining the total number of issued and outstanding shares for the purposes of determining the presence of a quorum at any meeting of stockholders.



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     Section 2.11 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock of for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, no more than sixty (60) days prior to any other action, for the determination of the stockholders entitled to notice of and to vote at, any such meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. If the Board of Directors fix, in advance, a record date as herein provided, then, in such case, such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date is fixed as aforesaid.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1 Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 3.2 Number, Selection and Term. The number of directors which shall constitute the whole Board shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The number to be elected at any meeting of stockholders shall be set forth in the notice of any meeting of stockholders held for such purpose. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal. Directors need not be residents of Delaware or stockholders of the corporation.

     Section 3.3 Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor to fill such vacancy or the newly created directorship; and a director so chosen shall hold office until the term of the director whose vacancy is filled expires and until his successor shall be duly elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal, or until the next annual meeting of stockholders, whichever shall first occur. Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors at any special meeting of stockholders duly called and held for such purpose.

     Section 3.4. Resignation. Any directors may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not


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be necessary to make it effective. Any director who does not, for any reason whatsoever, stand for election at any meeting of stockholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for the purposes of these by-laws, and the corporation need not receive any written notice to evidence such resignation.

     Section 3.5 Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this by-law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

     Section 3.6 Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President. The Chairman or President so calling any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

     Section 3.7 Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight
(48) hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter to be acted upon at such special meeting where notice is required by statute.

     Section 3.8 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat, though less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.9 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.10 Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                             COMMITTEE OF DIRECTORS

     Section 4.1 Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have and may exercise such of the powers of




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the Board of Directors in the management of the business and affairs of the corporation as may be provided to such resolution, provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, provided further, that, unless the resolution establishing the committee expressly so provides, no such committee shall have the power or authority to declare a dividend or so authorize the issuance of stock. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting.

     Section 4.2. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the name to the Board of Directors when required.

     Section 4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                   ARTICLE V

                                     NOTICE

     Section 5.1. Methods of Giving Notice. Whenever under the provisions of any statute, the Certificate of Incorporation or these by-laws notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided, however, that in the case of a director or a member of any committee, such notice, unless required by statute, the Certificate of Incorporation or these by-laws to be in writing, may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

     Section 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of any statute, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

     Section 6.1. Officers. The officers of the corporation shall be a Chairman of the Board (who may also be designated the Chief Executive Officer or the Chief Operating Officer) and a Vice Chairman of the Board (if such office be created by resolution adopted by the Board), a President (who may also be designated the Chief Executive Officer or the Chief Operating Officer), one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President and any one of whom may also be designated as the Chief Operating Officer or the Chief Financial Officer), a Secretary and a Treasurer. The Board of Directors may by resolution create the office of Vice Chairman of the Board and define the duties of such office. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, other than



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the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman and Vice Chairman of the Board and the President shall be elected from among the directors. With the foregoing exceptions, none of the other officers need to be a director, and none of the officers need be a stockholder of the corporation.

     Section 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his successor shall have been elected or appointed and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and Vice Chairman of the Board or the President.

     Section 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any , of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 6.5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

     Section 6.6. Chairman of the Board. The Chairman of the Board (who may also hold the office of President or other offices) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. In the Chairman's absence, such duties shall be attended to by the Vice Chairman of the Board or the President. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time. If the Chairman be so designated, he shall also serve as the chief executive officer of the corporation and shall perform such other duties and exercise such other powers as usually appertain to such title, including, without limitation, the power to appoint and remove subordinate officers, agents and employees, including Assistant Secretaries and Assistant Treasurers, except that the Chairman may not remove those elected or appointed by the Board of Directors. The Chairman of the Board may sign, with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deed, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.

     Section 6.7. President. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such office be created by the Board), or in the event of their inability or refusal to act, the President shall preside at all meetings of the Board of Directors and of the stockholders. The President may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if so designated by the Chairman, or in the Chairman's absence, by the Vice Chairman. If the President be designated as the chief executive officer of the corporation, the President shall perform

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such duties and exercise such powers as usually appertain to such title and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time. The President, if designated as the chief executive officer of the corporation, shall have the power to appoint and remove subordinate officers, agents and employees, including Assistant Secretaries and Assistant Treasurers, except that the President may not remove those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. The President may sign, with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. The President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation. In general, the President shall perform all other duties normally incident to or as usually appertain to the office of President and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

     Section 6.8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     Section 6.9. Secretary. The Secretary shall (a) record the proceedings of the meetings of the stockholders, the Board of Directors and committees of directors in the permanent minute books of the corporation kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares of the corporation prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chairman of the Board, the President, or an Executive Vice President or Vice President, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     Section 6.10. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or surities as the Board of Directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in


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accordance with the provisions of Section 7.3 of these by-laws, (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required, (c) sign with the Chairman of the Board, the President, or an Executive Vice President or Vice President, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

     Section 6.11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, or in their respective inability or refusal to act, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of their office. The Assistant Secretaries may sign, with the Chairman of the Board, the President or Executive Vice President or Vice President, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by a resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other offices or agent of the corporation, or shall be required by law to be otherwise executed. The Assistant Treasures shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                  ARTICLE VII

                         CONTRACTS, CHECKS AND DEPOSITS

     Section 7.1. Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument for and in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

     Section 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

     Section 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in such stockholder's name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary. Any or all the signatures on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

     Section 8.2 Lost Certificates. The corporation may issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The corporation may in its discretion and a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

     Section 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent.

     Section 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share of shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX

                                   DIVIDENDS

     Section 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                                INDEMNIFICATION

     Section 10.1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had reasonable cause to believe that such person's conduct was unlawful.

     Section 10.2. Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilfull misconduct in the performance of such person's duty to the corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 10.3. Successful Defense. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to Sections (1) and (2) of this Article X, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

     Section 10.4. Authorization. Any indemnification under Sections (1) and (2) of this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above in Sections (1) and (2) of this Article X. Such determination shall be made (a) by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of directors who were not parties to such action, suit or proceeding, or (c) by inde-pendent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the shareholders. Anyone making such a determination under this Section (4) may determine that a person has met the standard therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

     Section 10.5. Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 10.4 of this Article X upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

     Section 10.6. Non-Exclusivity. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

     Section 10.7. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     Section 10.8. "Corporation" Defined. For purposes of this Article X, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     Section 11.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation at Dallas, Texas, or at such other place or places as may be designated from time to time by the Board of Directors.

                                  ARTICLE XII

                                   AMENDMENT

     These by-laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors, without prior notice, by resolution adopted thereat.

                            SECRETARY'S CERTIFICATE

     I, Sharon K. Huston, Secretary of Sunshine Mining Company, do hereby certify that the following resolution was adopted by the Board of Directors on July 30, 1985:

               Resolved, that pursuant to Section 3.2 of Article III of the By-Laws of the company, the number of Directors which shall constitute the whole Board of the Company shall be eight persons. Such persons shall be elected at the next Annual Meeting of Shareholders of the Company and each Director so elected shall hold office until his successor shall be elected and shall qualify.

     IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of July, 1986.


                                                     /s/ SHARON K. HUSTON
                                                     ---------------------------
                                                     Sharon K. Huston, SECRETARY

                            SECRETARY'S CERTIFICATE

     I, Sharon K. Huston, Secretary of Sunshine Mining Company, do hereby certify that the following resolutions were adopted by the Board of Directors on June 11, 1987:

          RESOLVED, that pursuant to Article VI, Section 6.1 of the Bylaws of the Company, there is hereby created the office of Vice Chairman of the Board of Directors.

          RESOLVED, that Article VI, Section 6.1 is hereby amended to add the General Counsel as an officer of the Company, and Article VI is further amended by the addition of Section 6.12 as follows:

          SECTION 6.12 General Counsel. The General Counsel shall be the chief legal officer of the corporation; shall advise the Board of Directors and officers on all legal matters, and shall perform such other additional duties as may be assigned to him by the Board of Directors, chairman or chief executive officer.

     IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of July, 1987.




                                              /s/ SHARON K. HUSTON
                                             ---------------------------
                                             Sharon K. Huston, Secretary

                            SECRETARY'S CERTIFICATE

     The undersigned, Assistant Secretary of Sunshine Precious Metals, Inc. hereby certifies that the attached resolution was approved by the Board of Directors on the 10th day of October, 1990.

     IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary of said corporation, and have attached hereto the official seal of said corporation, this 14th day of May, 1991.



                                             /s/ L. STEPHEN RIZZIERI
                                             -----------------------
                                             L. Stephen Rizzieri
                                             Assistant Secretary

     RESOLVED, that pursuant to Article III, Section 2, of the bylaws of the Corporation, the number of directors, which shall constitute the whole Board of Directors of the Corporation, be, and hereby shall be, three (3) persons; and